UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

GARMIN LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

P.O. Box 10670, Grand Cayman KY1-1006
Suite 3206B, 45 Market Street, Gardenia Court
Camana Bay, Cayman Islands
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (345) 640-9050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 28, 2010 Garmin Ltd. (the “Company”) announced in the United Kingdom a cash offer (the “Offer”) of £0.15 per share for the entire share capital of Raymarine plc, a company incorporated under the laws of England and listed on the London Stock Exchange. The Offer is not being made in the United States or to residents of the United States.

The receipt of certain merger control approvals is a pre-condition to the making of the Offer and the Offer, if made, will be conditional on receipt of such merger control approvals. Pursuant to the Offer, the Company would pay a total of approximately £12.5 million to acquire Raymarine plc, implying an enterprise value of £104.1 million (based upon Raymarine plc’s last published net debt figure of £91.6 million as at October 30, 2009). The Company intends to use cash on hand to pay the acquisition price in the Offer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: April 28, 2010	/s/ Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and Secretary

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